Exhibit 24.1

SPECTRA ENERGY PARTNERS, LP

Power of Attorney

FORM S-3

Registration Statement

Under

The Securities Act of 1933

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Spectra Energy Partners, LP, a Delaware limited partnership, and certain directors and officers of Spectra Energy Partners GP, LLC, as general partner of Spectra Energy Partners (DE) GP, LP, as general partner of Spectra Energy Partners, LP, do hereby constitute and appoint Julie A. Dill, J. Patrick Reddy and Christine M. Pallenik, and each of them, to act as attorneys-in-fact for and in the respective names, places, and stead of the undersigned, to execute, seal, sign, and file with the Securities and Exchange Commission a registration statement or registration statements, including, without limitation, the power and authority to sign, in the name and on behalf of the undersigned, a Registration Statement on Form S-3, and any and all amendments thereto, including post-effective amendments, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 31st day of May, 2013.

SPECTRA ENERGY PARTNERS, LP

By:	Spectra Energy Partners (DE) GP, LP,
its general partner

By:	Spectra Energy Partners GP, LLC,
its general partner

By:	/s/ Julie A. Dill
Name: Julie A. Dill
Title: President and Chief Executive Officer

ATTEST:

/s/ Patricia M. Rice
Name: Patricia M. Rice
Title: Secretary

Signature	Title	Date

/s/ Julie A Dill	President and Chief Executive	May 31, 2013
Julie A Dill	Officer (Principal Executive Officer and Director)

/s/ J. Patrick Reddy	Vice President and Chief	May 31, 2013
J. Patrick Reddy	Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Fred J. Fowler	Chairman of the Board of Directors	May 31, 2013

/s/ Steven D. Arnold	Director	May 31, 2013
Steven D. Arnold
Stewart A. Bliss	Director	May 31, 2013

/s/ Nora Mead Brownell	Director	May 31, 2013
Nora Mead Brownell

/s/ William T. Yardley	Director	May 31, 2013
William T. Yardley

/s/ Patrick J. Hester	Director	May 31, 2013
Patrick J. Hester
Theopolis Holeman	Director	May 31, 2013

/s/ J.D. Woodward, III	Director	May 31, 2013
J.D. Woodward, III